UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2022

HEMISPHERE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35886 (Commission File Number)	80-0885255 (IRS Employer Identification No.)

4000 Ponce de Leon Boulevard, Suite 650, Coral Gables, Florida	33146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 421-6364

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HMTV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

Overview

On May 9, 2022, Hemisphere Media Group, Inc., a Delaware corporation (the “Company”), Hemisphere Media Holdings, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Holdings LLC”), HWK Parent, LLC, a Delaware limited liability company (“Parent”), HWK Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub 1”), and HWK Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, (i) Merger Sub 1 will merge with and into the Company, with the Company as the surviving corporation (the “Company Merger”) and (ii) substantially simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC, with Holdings LLC as the surviving company (together with the Company Merger, the “Mergers”). Parent is a subsidiary of Gato Investments LP (“Gato”), a portfolio investment of Searchlight Capital Partners, L.P. (“Searchlight”).

A special committee of the board of directors of the Company (the “Company Board”) comprised only of independent and disinterested directors (the “Company Special Committee”) (i) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders (as defined in the Merger Agreement) and (ii) recommended that the Company Board approve the Merger Agreement and the transactions contemplated thereby, including the Mergers, and submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby.

The Company Board (acting upon the recommendation of the Company Special Committee) (i) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Mergers, and (iii) resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby.

At the effective time of the Company Merger (the “Effective Time”), each share of Class A common stock, $0.0001 par value per share, of the Company and Class B common stock, $0.0001 par value per share, of the Company (collectively, “Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain excluded shares pursuant to the terms of the Merger Agreement, shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $7.00 per share of Company Common Stock (“Merger Consideration”), payable to the holder thereof, without interest.

Treatment of Company Equity Awards

Pursuant to the Merger Agreement, at the Effective Time: (i) each outstanding option to purchase shares of Company Common Stock (“Company Option”), whether vested or unvested, shall, by virtue of the Merger, be cancelled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product obtained by multiplying (a) the aggregate number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (b) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option, provided that any Company Option with an exercise price per share that is equal to or greater than the Merger Consideration will automatically be canceled at the Effective Time without payment of any consideration; (ii) each outstanding restricted share of Company Common Stock (other than any Director Interim Awards (as defined below)) shall be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions as, an outstanding share of Company Common Stock not subject to any restrictions and, accordingly, be converted into the right to receive the Merger Consideration at the Effective Time, without interest and less any applicable withholding taxes; and (iii) each outstanding award of restricted shares of Company Common Stock that is granted to one of our non-employee directors in the ordinary course of business in connection with our 2022 annual meeting of stockholders (each, a “Director Interim Award”) will vest at the Effective Time on a prorated basis taking into account the portion of the 12-month vesting period that has elapsed from the date of grant until the Effective Time and be treated at the Effective Time as an outstanding share of Company Common Stock not subject to any restrictions, and the remaining unvested portion of any Director Interim Awards will be forfeited at the Effective Time.

Closing Conditions

The obligation of the parties to consummate the Mergers is subject to various conditions, including: (i) adoption of the Merger Agreement by (a) at least a majority of the voting power of the outstanding shares of Company Common Stock and (b) at least a majority of the voting power of the outstanding shares of Company Common Stock held by Disinterested Stockholders; (ii) receipt of certain governmental and other approvals, including from the Federal Communications Commission (“FCC”); (iii) the absence of any law, order, judgment, decree, injunction, or ruling prohibiting the consummation of the Merger; (iv) the accuracy of the representation and warranties of the parties (subject to customary materiality qualifiers); (v) each party’s performance in all material respects of its covenants and obligations contained in the Merger Agreement; (vi) the consummation of the Pantaya divestiture and (vii) the absence of any “Company Material Adverse Effect” (as defined in the Merger Agreement).

Go-Shop; No-Shop

The Merger Agreement provides that, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York time) on the day that is 30 calendar days following the date of the Merger Agreement (the “Go-Shop End Date”), the Company may (i) solicit, initiate, encourage or facilitate any Acquisition Proposals (as defined in the Merger Agreement) or the making thereof, including by way of furnishing nonpublic information to such third parties (subject to entry into acceptable confidentiality agreements), and (ii) enter into, continue or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal. From and after the Go-Shop End Date, the Company will become subject to a customary “no-shop” provision that restricts the Company and its representatives from soliciting Acquisition Proposals from third parties or providing information to or participating in any discussions or negotiations with third parties regarding Acquisition Proposals. However, the “no-shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited Acquisition Proposal that would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

Financing

Parent, Merger Sub 1 and Merger Sub 2 have secured committed financing, consisting of a combination of equity financing to be provided by investment funds affiliated with Searchlight on the terms and subject to the conditions set forth in an equity commitment letter provided by such funds and debt financing to be provided by certain lenders (collectively, the “Lenders”) on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Termination; Termination Fees

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of (i) the Company to terminate the Merger Agreement to accept a Superior Proposal after complying with certain requirements or (ii) either party to terminate the Merger Agreement if the Pantaya Purchase Agreement (as defined below) has been terminated. In addition, either party may terminate the Merger Agreement if the Merger is not consummated on or before November 9, 2022, subject to one automatic extension to February 9, 2023 in the event that all conditions to closing have been satisfied except for those related to regulatory approvals. The Merger Agreement further provides that Parent may be required to pay the Company, under certain specified circumstances, a termination fee of $15,600,000. The Merger Agreement also provides that the Company may be required to pay Parent a termination fee of $5,700,000, prior to the Go-Shop End Date, or $10,600,000, after the Go-Shop End Date, as well as to reimburse up to $4,375,000 of out-of-pocket expenses of Parent under certain specified circumstances. In addition, certain investment funds affiliated with Searchlight have agreed to guarantee the obligation of Parent to pay any termination fee and certain reimbursement obligations that may become payable by Parent to the Company.

Representations, Warranties and Covenants

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business, in all material respects, in the ordinary course of business and in a manner consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Mergers; (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Parent; (iii) to convene and hold a meeting of its stockholders for the purpose of the adoption of the Merger Agreement by the Company’s stockholders as described above; and (iv) subject to certain exceptions, not to withdraw, modify or qualify in a manner adverse to Parent the recommendation of the Company Board in its proxy statement for the foregoing stockholders’ meeting that its stockholders vote for the adoption of the Merger Agreement.

Description of Merger Agreement Not Complete

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K and Forms 10-Q filed and to be filed by the Company, the Proxy Statement to be filed by the Company in connection with the Merger, and other documents that the parties file with the Securities and Exchange Commission (“SEC”). Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Voting Agreement

On May 9, 2022, the Company, Gato and Parent entered into a Voting and Support Agreement (the “Voting and Support Agreement”), pursuant to which, among other things, Gato and Parent have agreed to take certain actions required by the Company, including (i) to vote all shares of Company Common Stock beneficially owned by them in favor of the Mergers, (ii) vote in proportion to the other stockholders of the Company with respect to an alternative acquisition agreement providing for a Superior Proposal, if applicable, (iii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal (other than as described above) or other action that would prevent or delay the Mergers; and (iv) not enter into any contract, option or other arrangement or understanding with respect to the transfer of, any shares of the Company held by Gato, other than certain customary exceptions.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting and Support Agreement, a copy of which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

Membership Interest Purchase Agreement

On May 9, 2022, Univision Puerto Rico Station Operating Company, a Delaware corporation (“Univision”), Pantaya, LLC, a Delaware limited liability company (“Pantaya”), and HMTV DTC, LLC, a Delaware limited liability company (“HMTV DTC”), and, solely for purposes of Section 11.14, Holdings LLC entered into the Membership Interest Purchase Agreement (the “Pantaya Purchase Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, HMTV DTC has agreed to sell Pantaya to Univision for $115,000,000 in cash plus a promissory note in the amount of $10,000,000 (the “Promissory Note”), subject to certain adjustments.

The obligation of the parties to consummate the closing of the Pantaya transaction is subject to customary closing conditions. In addition, the parties have agreed that, so long as the closing conditions are satisfied or waived, (i) if the consummation of the Mergers occurs on or prior to August 1, 2022, then, the closing of the Pantaya transaction will occur concurrently with the consummation of the Mergers, (ii) if the consummation of the Mergers does not occur by August 1, 2022, then the closing of the Pantaya transaction will occur three business days following receipt of the Required Company Stockholder Approval (as defined in the Merger Agreement), and (iii) if the Merger Agreement is terminated because the Company’s stockholders fail to approve the Mergers at the Company stockholders meeting, then the closing of the Pantaya transaction will occur as soon as practicable after such termination.

The Pantaya Purchase Agreement contains customary termination rights and terminates automatically if the Merger Agreement is terminated, other than a termination to enter into an alternative acquisition agreement with respect to a Superior Proposal, in which case the closing under the Pantaya Purchase Agreement shall occur as soon as practicable.

The Pantaya Purchase Agreement also contains a non-competition provision, pursuant to which HMTV DTC and its affiliates will be restricted for a period of three years from engaging in a Competing Business and/or Competing Service (each as defined in the Pantaya Purchase Agreement). A “go-shop” buyer under the Merger Agreement with an existing Competing Business will only be restricted for one year, and there is a safe harbor that permits any “go-shop” buyer to continue operating any business it owns on the date it acquired the Company.

In addition, the Pantaya Purchase Agreement contains a right of first offer, pursuant to which, for a period of three years (two years for a go-shop buyer under the Merger Agreement), Univision will have a right of first offer to purchase or license the Applicable Distribution Rights (as defined in the Pantaya Purchase Agreement) for any and all predominately Spanish-language feature-length film and/or episodic series (whether scripted or unscripted) that is produced and financed (or co-produced or co-financed) by HMTV DTC or its affiliates.

The foregoing description of the Pantaya Purchase Agreement does not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Pantaya Purchase Agreement, a copy of which is attached hereto as Exhibit 2.3 and incorporated herein by reference.

Radio Purchase Agreement

On May 9, 2022, HMTV DTC, Univision of Puerto Rico, Inc., a Delaware corporation (“Univision of Puerto Rico”), and Univision, and, solely for purposes of Section 11.14, TelevisaUnivision, Inc., a Delaware corporation, entered into the Share Purchase Agreement (the “Radio Purchase Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, Univision has agreed to sell Univision of Puerto Rico to HMTV DTC for $10,000,000 in cash, subject to certain adjustments. The parties have agreed that the Promissory Note will be set off in full satisfaction of the purchase price payable at the closing of the radio transaction.

The obligation of the parties to consummate the closing is subject to certain conditions, including (i) receipt of FCC consent and (ii) prior or substantially concurrent closing of the Pantaya transaction. The Radio Purchase Agreement also contains customary termination rights and terminates automatically if the Pantaya Purchase Agreement is terminated.

The foregoing description of the Radio Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Radio Stations Purchase Agreement, a copy of which is attached hereto as Exhibit 2.4 and incorporated herein by reference.

Item 8.01. Other Events.

On May 9, 2022, the Company issued a press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It

This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction between the Company and a subsidiary of Gato Investments LP, the Company will file relevant materials with the SEC, including the Proxy Statement, and the parties will jointly file the Schedule 13e-3. This report is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents (when available) filed by the Company with the SEC by accessing the Investors section of the Company’s website at https://hemispheretv.com/home/default.aspx

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 1, 2022, or in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 16, 2022, and in other documents filed by the Company with the SEC. You can obtain free copies of these documents from the Company using the contact information above.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of the closing of the proposed transaction. When used in this report, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” “potential,” “forecast,” “target” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; (2) risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company’s stockholders) in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction agreement entered into in connection with the proposed transaction; (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (10) the ability to meet expectations regarding the timing and completion of the proposed transaction; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; and (12) changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 9, 2022, by and among HWK Parent, LLC, HWK Merger Sub 1, Inc., HWK Merger Sub 2, LLC, Hemisphere Media Group, Inc. and Hemisphere Media Holdings, LLC.*

2.2	Voting and Support Agreement, dated as of May 9, 2022, by and among the Company and certain stockholders of the Companies that are signatories thereto.

2.3	Membership Interest Purchase Agreement, dated as of May 9, 2022, by and among Univision Puerto Rico Station Operating Company, HMTV DTC, LLC, Pantaya, LLC and Hemisphere Media Holdings, LLC.*

2.4	Share Purchase Agreement, dated as of May 9, 2022, by and among HMTV DTC, LLC, Univision of Puerto Rico, Inc., Univision of Puerto Rico Station Operating Company and TelevisaUnivision, Inc.*

99.1	Press Release, dated May 9, 2022, issued by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

By:	/s/ Alex J. Tolston
	Name:	Alex J. Tolston
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Dated: May 9, 2022